UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2005

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.
     On October 6, 2005, CapitalSource Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Lehman Brothers Inc. and JMP Securities LLC, as representatives of the several underwriters named on Schedule A thereto, in connection with the public offering (the “Offering”) of 19,250,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Affiliated purchasers, including John K. Delaney, CapitalSource Chairman and Chief Executive Officer, Jason M. Fish, CapitalSource President, other members of CapitalSource’s Board of Directors and affiliates of Farallon Capital Management, L.L.C. and Madison Dearborn Partners, LLC have agreed to purchase an aggregate of 4,300,000 of the offered shares. The closing of the Offering is expected to occur on October 13, 2005. The Underwriting Agreement is filed as an exhibit to this report.
Item 9.01       Financial Statements and Exhibits
(c)       Exhibits
The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 7, 2005	/s/ Steven A. Museles
Steven A. Museles
Senior Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS
The following Exhibits are filed with this Current Report:

Exhibit
Number	Description

1.1	Underwriting Agreement, dated October 6, 2005, by and among the Company and Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Lehman Brothers Inc. and JMP Securities LLC, as representatives of the several underwriters named on Schedule A thereto

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities offered

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)